CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Cardiovascular Diagnostics, Inc. on Form S-8 (File No. 333-32901) of our report dated February 12, 1998 on our audits of the consolidated financial statements and the financial statement schedule of Cardiovascular Diagnostics, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.





Raleigh, North Carolina
March 27, 1998